                                                            EXHIBIT (d)(2)(Q)(i)

                              ASSUMPTION AGREEMENT

AGREEMENT made as of June 10, 2003 between GOLDMAN, SACHS & CO. ("GS&Co.") and GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM LP"), each a wholly-owned direct and indirect subsidiary of THE GOLDMAN SACHS GROUP, INC.

            WHEREAS, ING Investors Trust (formerly GCG Trust) (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

            WHEREAS, GS&Co. has been previously appointed as sub-investment adviser to the Internet Tollkeeper Series (SM) (the "Series") of the Trust pursuant to a Portfolio Management Agreement with The GCG Trust and Directed Services, Inc. dated May 1,2001 (the "Agreement"); and

            WHEREAS, GS&Co. and GSAM LP intend that GSAM LP act as sub-investment adviser with respect to the Series pursuant to the Portfolio Management Agreement.

            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1. GSAM LP hereby assumes all rights and obligations of GS&Co. under the Portfolio Management Agreement with respect to the Series.

      2. GS&Co. and GSAM LP hereby represent that after the assumption referred to above: (a) the management personnel of GS&Co. responsible for providing sub-investment advisory services to the Series under the Portfolio Management Agreement, including the portfolio managers and the supervisory personnel, will provide the same services for the Series as officers or employees of GSAM LP; and (b) both GS&Co. and GSAM LP will be wholly-owned direct and indirect subsidiaries of The Goldman Sachs Group, Inc. Consequently, GS&Co. and GSAM LP believe that the assumption effected by this Agreement does not involve a change in actual control or actual management with respect to the sub-investment adviser for the Series.

      3. GSAM LP is hereby bound by all of the terms of the Portfolio Management Agreement, which will continue in full force and effect with respect to GSAM LP.
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            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


Attest:  ILLEGIBLE                        GOLDMAN, SACHS & CO.
        ----------------------------
                                          By:      /s/ Amy E. Curran
                                                ------------------------
                                                  (Authorized Officer)

                                          Name:    Amy E. Curran
                                                ------------------------

                                          Title:   Vice President
                                                ------------------------

Attest: ILLEGIBLE                         GOLDMAN SACHS ASSET
       ----------------------------       MANAGEMENT, L.P.

                                          By:      /s/ Howard Surloff
                                                ------------------------

                                          Name:    Howard Surloff
                                                ------------------------

                                          Title:   Managing Director
                                                ------------------------



Acknowledged and Accepted as of the       Acknowledged and Accepted as of the
Date First Set Forth Above:               Date First Set Forth Above:

ING INVESTORS TRUST                       DIRECTED SERVICES, INC.

By:      /s/ Robert S. Naka               By:      /s/ David L. Jacobson
      ------------------------------            ------------------------------

Name:    Robert S. Naka                   Name:    David L. Jacobson
      ------------------------------            ------------------------------

Title:   SVP                              Title:   SVP
      ------------------------------            ------------------------------



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